Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of August 5, 2015, is by and among SG Blocks, Inc., a Delaware corporation (the “Company”), the holders (the “SPA 2012 Holders”) of the Company’s securities issued pursuant to the Securities Purchase Agreement (the “2012 SPA”), dated as of December 27, 2012, the holders (the “SPA 2014 Holders”) of the Company’s securities issued pursuant to the Securities Purchase Agreement (the “2014 SPA”), dated as of April 10, 2014 and the holders (the “SEA Holders” and together with the SPA 2012 Holders and the SPA 2014 Holders, the “Holder”)) of the Company securities issued pursuant to the Securities Exchange Agreement (the “SEA” and together with the 2012 SPA and the 2014 SPA, the “Securities Agreements”).  Pursuant to the Securities Agreements, the Company issued to the Holders 8% Original Issue Discount Senior Secured Convertible Debentures (collectively, the “Debentures”) and Common Stock purchase warrants (collectively, the “Warrants”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Securities Agreement and related Transaction Documents, as applicable;

WHEREAS, the Company wishes to issue up to a principal amount of $162,000 in additional Debentures (“Bridge Debenture”) to Hillair Capital Investments L.P. (“Hillair”); and

WHEREAS, in order to issue the Bridge Debenture to Hillair, the Holders need to waive certain restrictions and, as a condition thereof, Hillair requires certain amendments to the Purchase Agreement and Exchange Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agrees as follows:

1.           Amendment to Purchase Agreement and Exchange Agreement.  The definition of “Exempt Issuance” in Sections 1 of the Purchase Agreement and Exchange Agreement is amended to add a new clause (e) as follows:

“(e) securities issued or issuable in connection with the issuance of the Bridge Debentures (including any other securities issued in connection therewith) to Hillair.”

2.           Waiver and Consent.  Pursuant to Section 7 of the Debentures, each Holder hereby consents to the issuance of the Bridge Debentures to Hillair.

3.           Non-Breach of Agreements; No Event of Default.  Each Holder acknowledges and agrees that the issuance of the Bridge Debenture, any securities issued or issuable in connection therewith or any of the transactions contemplated thereunder, shall not be deemed a default or breach of any of the Securities Agreements, Debentures or other Transaction Documents.

a.           Effect on Transaction Documents.  Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents, including, without limitation, the Debentures, shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

b.           Company Representations.  The Company’s execution and delivery of this Agreement and the Company’s consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by the terms of Section 5.9 of the Securities Agreements.

d.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party, and such counterparts may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SG BLOCKS, INC.

By:
Name:
Title:

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SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGE TO SGBX AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

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